CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our reports dated October 28, 2019, with respect to the financial statements of Wells Fargo Conservative Income Fund and Wells Fargo Ultra Short-Term Income Fund, two of the funds comprising Wells Fargo Funds Trust, as of August 31, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 17, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our reports dated August 26, 2019, with respect to the financial statements of Wells Fargo Ultra Short-Term Municipal Income Fund, one of the funds comprising Wells Fargo Funds Trust, as of June 30, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 17, 2020